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                                                               EXHIBIT 9.(A)


                              AMENDED AND RESTATED

                      TRANSFER AGENCY and SERVICE AGREEMENT

                                     BETWEEN

                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

                                       AND

                    AMERICAN GENERAL SERIES PORTFOLIO COMPANY






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                      TRANSFER AGENCY AND SERVICE AGREEMENT
                              Amended and Restated
                             as of October 15, 1997

     AGREEMENT made as of the 15th day of October, 1997, by and between American General Series Portfolio Company, a Maryland corporation, having its principal office and place of business at Houston, Texas (the "Fund"), and The Variable Annuity Life Insurance Company, a stock life insurance company organized under the Texas Insurance Code having its principal office and place of business at Houston, Texas (the "Transfer Agent").

     WHEREAS, the Fund desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointments;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1. Terms of Appointment; Duties of The Transfer Agent.

1.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund ("Shareholders") and set forth in the currently effective prospectus of the Fund.

1.02 The Transfer Agent hereby accepts such employment and appointment and agrees that on and after the effective date of this Agreement it will act as the Fund's transfer agent, dividend disbursing agent and agent in connection with the other activities described in paragraph 1.01 hereof, on the terms and conditions set forth herein.

1.03 The Transfer Agent agrees that its duties and obligations hereunder will be performed in a competent, efficient and workman-like manner with due diligence in accordance with reasonable industry practice, and that the necessary facilities, equipment and personnel for such performance will be provided.

Article 2. Expenses.

2.01 The Fund agrees to reimburse the Transfer Agent promptly for its reasonable costs of performing its duties and obligations under this Agreement, including overhead and out-of-pocket expenses or advances paid by the Transfer Agent for postage, envelopes, checks, drafts, continuous forms, reports and statements, telephone, telegraph, cost of outside mailing firms, necessary outside record storage costs, media for storage of records (e.g., microfile,


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     microfiche, computer tapes) and printing costs incurred due to special requirements of the Fund. In addition, any other costs or special out-of-pocket expenses paid by the Transfer Agent at the specific request of the Fund will be promptly reimbursed by the Fund. Any postage for mailings of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Transfer Agent three business days prior to the mailing date of such materials.

        Article 3. Representations and Warranties of the Transfer Agent.

     The Transfer Agent represents and warrants to the Fund that:

3.01 It is a stock life insurance company duly organized and existing and in good standing under the laws of the State of Texas.

3.02 It is duly qualified to carry on its business in the State of Texas.

3.03 It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement.

3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.05 It has and will continue to have during the term of this Agreement access to the necessary facilities, equipment and personnel to perform its duties and obligations hereunder.

Article 4. Representations and Warranties of the Fund.

4.01 It is duly organized and existing and in good standing under the laws of the State of Maryland.

4.02 It is empowered under applicable laws and regulations any by its charter and bylaws to enter into and perform this Agreement.

4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.04 It is an open-end diversified management investment company registered under the Investment Company Act of 1940.

4.05 A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities laws filing have been made and will continue to be made, with respect to all shares of the Fund being offered for sale.

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Article 5. Indemnification.

5.01 The Transfer Agent shall not be responsible and the Fund shall indemnify and hold the Transfer Agent harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

     (a) All actions of the Transfer Agent required to be taken by the Transfer Agent pursuant to this Agreement, provided the Transfer Agent has acted in good faith with due diligence and without negligence or willful misconduct.

     (b) The reasonable reliance by the Transfer Agent on, or reasonable use of the Transfer Agent of, information, records and documents which have been prepared or maintained by or on behalf of the Fund or have been furnished to the Transfer Agent or on behalf of the Fund.

     (c) The reasonable reliance by the Transfer Agent on, or the carrying out by the Transfer Agent of, any instructions or requests of the Fund.

     (d) The offer or sale of Fund shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any Federal agency or any state with respect to the offer or sale of such shares in such state unless such violation results from any failure by the Transfer Agent to comply with written instructions of the Fund that no offers or Sales of Fund shares be made in general or to the residents of a particular state.

     (e) The Fund's refusal or failure to comply with the terms of this Agreement, or the Fund's lack of good faith, negligence or willful misconduct or the breach of any representative or warranty of the Fund hereunder.

5.02 The Transfer Agent shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to the Transfer Agent's refusal or failure with the terms of this agreement, or the Transfer Agent's lack of good faith, negligence or willful misconduct, or the breach of any representation or warranty of the Transfer Agent hereunder.

5.03 At any time the Transfer Agent may apply to any authorized officer of the Fund for instructions, and may consult with the Fund's legal counsel, at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reasonable reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent

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     shall be protected and indemnified in acting upon any paper or document reasonably believed by the Transfer Agent to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Transfer Agent shall also be protected and indemnified in recognizing stock certificates which the Transfer Agent reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

5.05 In no event and under no circumstances shall either party to this Agreement be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

5.06 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6. Covenants of the Fund and the Transfer Agent.

6.01 The Fund shall promptly furnish to the Transfer Agent the following:

     (a) A certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement.

     (b) A certified copy of the charter and bylaws of the Fund and all amendments thereto.

6.02 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use and for keeping account of, such certificates, forms and devices.

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6.03 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable; provided, however, that all accounts, books and other records of the Fund (hereinafter referred to as "Fund Records") prepared or maintained by the Transfer Agent hereunder shall be maintained and kept current in compliance with Section 31 of the Investment company Act of 1940 and the Rules thereunder (such Section and Rules being hereinafter referred to as the "1940 Act Requirements"). To the extent required by the 1940 Act Requirements, the Transfer Agent agrees that all Fund Records prepared or maintained by the Transfer Agent hereunder are the property of the Fund and shall be preserved and made available in accordance with the 1940 Act Requirements, and shall be surrendered promptly to the Fund on its request. The Transfer Agent agrees at such reasonable times as may be requested by the Board of Directors of the Fund and at least semiannually to provide (i) written confirmation to such Board that all Fund Records are maintained and kept current in accordance with the 1940 Act Requirements, and (ii) such other reports regarding its performance hereunder as may be reasonably requested by such Board.

6.04 The Transfer Agent and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

6.05 In case of any requires or demands for the inspection of the Shareholder records of the Fund, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 7. Term and Termination of Agreement.

7.01 This Agreement shall remain in affect until terminated as hereinafter provided. This Agreement may be terminated by the Fund at any time by giving written notice to the Transfer Agent at least 120 days prior to the date on which such termination is to be effective; and provided, further, that this Agreement may be terminated by the Transfer Agent for good and reasonable cause at any time by giving written notice to the Fund at least 120 days prior to the date on which such termination is to be effective. Any reimbursable expenses payable to the Transfer Agent shall be due on any such termination date. The Transfer Agent agrees to use its best efforts to cooperate with the Fund and the successor transfer agent in accomplishing an orderly transition.

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Article 8. Miscellaneous.

8.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other; provided, however, that no consent shall be required for any merger of the Fund with, or any sale of all or substantially all the assets of the Fund to, another investment company.

8.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

8.03 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement with respect thereto, whether oral or written and this Agreement may not be modified except by written instrument executed by both parties.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed in their names and on their behalf under their seals by any through their duly authorized officers, as of the date first above written.

                                             THE VARIABLE ANNUITY LIFE INSURANCE
                                                            COMPANY

                                             By:  /s/ THOMAS L. WEST, JR.
                                                -------------------------------
                                                  Thomas L. West, Jr.


ATTEST:

/s/ CYNTHIA A. TOLES
-----------------------------------
Cynthia A. Toles

                                             AMERICAN GENERAL SERIES PORTFOLIO
                                                            COMPANY


                                             By:  /s/ NORMAN JASKOL
                                                -------------------------------
                                                  Norman Jaskol


ATTEST:

/s/ CYNTHIA A. TOLES
-----------------------------------
Cynthia A. Toles


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                                   AMENDMENT B
                             EFFECTIVE JULY 1, 1995
                                     to the
                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                                     between
                    AMERICAN GENERAL SERIES PORTFOLIO COMPANY
                                       and
                       STATE STREET BANK AND TRUST COMPANY

     WHEREAS, AMERICAN GENERAL SERIES PORTFOLIO COMPANY (the "Client") and State Street Bank and Trust Company ("State Street") entered into a Securities Lending Authorization Agreement as of the 24th day of May, 1990, as amended September 30, 1993 (collectively, the "Agreement");

     WHEREAS, Section 16 of the Agreement allows for amendment of the Agreement at any time by mutual written agreement of the Client and State Street; and

     WHEREAS, the Client and State Street now desire to amend the Agreement.

     NOW, THEREFORE, for value received and in order to induce the parties to enter into the transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects.

1. The Fee Schedule referenced in Section 8 of the Agreement and set forth in Attachment 2 thereto shall be amended and restated in its entirety as set forth on Schedule 8 hereto.

2. Section 2 of the Agreement is hereby amended by deleting the text thereof in its entirety and replacing it with the following:

     "2. Securities to be Loaned. State Street acts or will act as custodian of certain securities owned by the Client. All of the Client's securities held by State Street as custodian shall be subject to this securities lending program, except those securities which the Client or the Investment Manager specifically identifies in notices to State Street as not being Available Securities. Further, State Street shall not loan or maintain securities on loan if the total market value of such securities would exceed the percentage restriction for each Fund as stated in Schedule 2."


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3.   The following Section, entitled "Indemnification," shall be inserted in its entirety between Sections 11 and 12 of the Agreement. The new Section shall be numbered Section 12, and the previous Sections 12 through 16 shall be renumbered Sections 13 through 17, respectively;

     "12. Indemnifications

          (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Lending Agreement) some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify Client against the failure of the Borrower as follows. State Street shall purchase a number of securities of the same issuer, class and denomination as the Loaned Securities (hereinafter, "Replacement Securities") equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. Subject to Client's obligations pursuant to
          Section 7 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense.

          (b) If and to the extent that State Street is unable to purchase Replacement Securities pursuant to Paragraph (a) hereof, State Street shall credit to the Client's account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of the close of trading on the business day next preceding the earlier of (i) the date such securities should have been returned under the applicable Securities Lending Agreement and (ii) the date that State Street, as agent for the Client, either applies the proceeds of any Collateral with respect to such Loan to the purchase of any Replacement Securities or elects to treat any Loaned Securities as having been purchased by the Borrower, pursuant to the applicable Securities Lending Agreement.

          (c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Client's account





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          the value of all distributions on the Loaned Securities (not otherwise credited to the Client's accounts with State Street), the record dates for which occur before the date that State Street purchases
          Replacement Securities pursuant to Paragraph (a) or credits the Client's account pursuant to Paragraph (b).

          (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral (if any) that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

          (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Client's account all other amounts owed by the Borrower to Client with respect to such Loan under the applicable Securities Lending Agreement.

          (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Client against the Borrower under the applicable Securities Loan Agreement.

          (g) The provisions of this Section shall not apply to losses attributable to war, riot, revolution, acts of government or other similar causes beyond the reasonable control or apprehension of State Street."






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4.   Certain capitalized terms in this Amendment and not otherwise defined herein are defined in Section 13 of the Agreement.

5.   The Agreement shall remain the same in all other respects.

     IN WITNESS WHEREOF, the parties hereto agree to the execution of the above amendment by affixing their signature below.

                                       AMERICAN GENERAL SERIES PORTFOLIO COMPANY

                                       By: /s/ Gregory R. Seward
                                          --------------------------------------
                                       Title: Treasurer and Controller
                                             -----------------------------------
                                       Signature: /s/ GREGORY R. SEWARD
                                                 -------------------------------



                                       STATE STREET BANK AND TRUST COMPANY

                                       By: /s/ Ralph F. Vitale
                                          --------------------------------------
                                       Title: Senior Vice President
                                             -----------------------------------
                                       Signature: /s/ RALPH F. VITALE
                                                 -------------------------------


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                                   SCHEDULE 2

This Schedule is attached and made part of the Securities Lending Authorization Agreement dated the 24th day of May, 1990 between American General Series Portfolio Company ("Client") and State Street Bank and Trust Company ("State Street").

1.   Each of the below listed Funds may make secured loans of its portfolio
     securities amounting to no more than     of the value of each Fund's total
     assets.

                  Stock Index Fund
                  MidCap Index Fund
                  Small Cap index Fund
                  International Equities Fund
                  Capital Conversation Fund
                  Government Securities Fund
                  Social Awareness Fund
                  International Government Bond Fund
                  Growth & Income Fund
                  Timed Opportunity Fund

2.   Each of the below listed Funds may make secured loans of its portfolio
     securities amounting to no more than    of the value of each Funds's total
     assets.

                  Growth Fund
                  Science & Technology Fund






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                                  SCHEDULE 8

      This schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 24th day of May, 1990, as amended September 30, 1993 between AMERICAN GENERAL SERIES PORTFOLIO COMPANY ("Client") and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                SCHEDULE OF FEES

1. Subject to Paragraph 2 below, all proceeds collected by the State Street on investment of Cash Collateral or any fee income shall be allocated as follows

     - Seventy-five percent (  ) payable to the Client, and

     - Twenty-five percent (  ) payable to State Street.

2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to the State Street or to the Borrower under the terms of the attached Securities Lending Authorization Agreement.

3.   Investment Management Fees

The Securities Lending Quality Trust:

     On an annualized basis, the base management fee for investing cash Collateral in the Securities Lending Quality Trust is 7.25 basis points netted out of yield. In addition, the trustee of the Trust may employ State Street as custodian for the Trust upon such compensation as may be agreed upon by the trustee and State Street.

The Seven Seas Series Funds:

     On an annualized basis, the base management fee, netted out of yield, for investing cash collateral in:

The Seven Seas Series Money Market Fund is                  bp
The Seven Seas Series Government Money Market Fund is       bp
The Seven Seas Series Yield Plus Fund is                    bp
The Seven Seas Series Prime Fund is                         bp